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                                    FORM 8-K
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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                 CURRENT REPORT
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                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of Report (date of earliest event Reported) November 28, 1995
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                         THE COLUMBIA GAS SYSTEM, INC.
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             (Exact name of registrant as specified in its charter)


        Delaware                        1-1098                  13--1594808
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(State of other jurisdiction        (Commission                (IRS Employer
of incorporation)                   File Number)            Identification No.)


                20 Montchanin Road, Wilmington, Delaware  19807
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code (302) 429-5000
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Item 5.  Other Events

                 The Columbia Gas System, Inc. (Registrant) and Columbia Gas Transmission Corp. (Columbia Transmission), its principal pipeline subsidiary, emerged from Chapter 11 on November 28, 1995.

                 As provided in separate reorganization plans that were confirmed by the U.S. Bankruptcy Court for the District of Delaware on November 15, 1995, the Registrant has begun distributing $3.6 billion to its creditors and Columbia Transmission has begun distributing $3.9 billion to its creditors, including $2.3 billion to the Registrant. The two companies have been operating as debtors-in-possession since filing for Chapter 11 protection on July 31, 1991.

                 The Registrant is distributing approximately $3.4 billion in full payment of the debt the Registrant owed financial institutions and other investors prior to filing for Chapter 11, including approximately $1.1 billion of interest on that debt. Payments for tax, administrative and other miscellaneous claims total approximately $200 million. This distribution to creditors is funded by approximately $1 billion in cash, a portion of which is derived from new bank debt; about $2 billion in new debt securities with maturities that range from five to 30 years; and about $200 million in preferred stock and $200 million in dividend enhanced convertible stock.

                 In addition to the $2.3 billion being paid to the Registrant, Columbia Transmission is distributing $1.066 billion to resolve claims filed by natural gas producers after their gas purchase contracts were rejected. These payments are to those producers who signed settlement agreements with Columbia Transmission or accepted claims' values included in the confirmed reorganization plan. Other producers' claims will be paid when settlements are reached or their claims are finally litigated. Columbia Transmission is also distributing about $160 million to resolve claims filed by its customer companies and approximately $240 million for tax, trade, administrative and other miscellaneous claims. As provided in the reorganization plan, the Registrant is receiving restructured secured debt and restructured equity to satisfy its claims. Other claims being paid by Columbia Transmission are funded primarily by approximately $1.4 billion in cash the company accumulated while operating under Chapter 11.
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                                   SIGNATURE


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 The Columbia Gas System, Inc.
                                                 -----------------------------
                                                             (Registrant)




                                                 By     /s/ R. E. Lowe
                                                   ----------------------------
                                                          Vice President &
                                                          Controller


Date:  November 30, 1995